EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	KOREA
2.	Korea South-East Power Co., Ltd.	KOREA
3.	Korea Midland Power Co., Ltd.	KOREA
4.	Korea Western Power Co., Ltd.	KOREA
5.	Korea Southern Power Co., Ltd.	KOREA
6.	Korea East-West Power Co., Ltd.	KOREA
7.	KEPCO Engineering & Construction Company, Inc.	KOREA
8.	KEPCO Plant Service & Engineering Co., Ltd.	KOREA
9.	KEPCO Nuclear Fuel Co., Ltd.	KOREA
10.	KEPCO KDN Co., Ltd.	KOREA
11.	KEPCO International HongKong Ltd.	HONG KONG
12.	KEPCO International Philippines Inc.	PHILIPPINES
13.	KEPCO Gansu International Ltd.	HONG KONG
14.	KEPCO Philippines Holdings Inc.	PHILIPPINES
15.	KEPCO Philippines Corporation	PHILIPPINES
16.	KEPCO Ilijan Corporation	PHILIPPINES
17.	KEPCO Lebanon SARL	LEBANON
18.	KEPCO Neimenggu International Ltd.	HONG KONG
19.	KEPCO Shanxi International Ltd.	HONG KONG
20.	KOMIPO Global Pte Ltd.	SINGAPORE
21.	KEPCO Netherlands B.V.	NETHERLANDS
22.	KOREA Imouraren Uranium Investment Corp.	FRANCE
23.	KEPCO Australia Pty., Ltd.	AUSTRALIA
24.	KOSEP Australia Pty., Ltd.	AUSTRALIA
25.	KOMIPO Australia Pty., Ltd.	AUSTRALIA
26.	KOWEPO Australia Pty., Ltd.	AUSTRALIA
27.	KOSPO Australia Pty., Ltd.	AUSTRALIA
28.	KEPCO Middle East Holding Company	BAHRAIN
29.	Qatrana Electric Power Company	JORDAN
30.	KHNP Canada Energy, Ltd.	CANADA
31.	KEPCO Bylong Australia Pty., Ltd.	AUSTRALIA
32.	Korea Waterbury Uranium Limited Partnership	CANADA
33.	KEPCO Holdings de Mexico	MEXICO
34.	KST Electric Power Company, S.A.P.I. de C.V.	MEXICO
35.	KEPCO Energy Service Company	MEXICO
36.	KEPCO Netherlands S3 B.V.	NETHERLANDS
37.	PT. KOMIPO Pembangkitan Jawa Bali	INDONESIA
38.	PT. Cirebon Power Service	INDONESIA
39.	KOWEPO International Corporation	PHILIPPINES
40.	KOSPO Jordan LLC	JORDAN
41.	EWP America Inc.	USA
42.	EWP Renewable Corporation	USA
43.	DG Fairhaven Power, LLC	USA
44.	KNF Canada Energy Limited	CANADA
45.	EWP Barbados 1 SRL	BARBADOS
46.	California Power Holdings, LLC	USA
47.	Gyeonggi Green Energy Co., Ltd.	KOREA
48.	PT. Tanggamus Electric Power	INDONESIA
49.	Gyeongju Wind Power Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
50.	KOMIPO America Inc.	USA
51.	EWPRC Biomass Holdings, LLC	USA
52.	KOSEP USA, Inc.	USA
53.	PT. EWP Indonesia	INDONESIA
54.	KEPCO Netherlands J3 B.V.	NETHERLANDS
55.	Korea Offshore Wind Power Co., Ltd.	KOREA
56.	Global One Pioneer B.V.	NETHERLANDS
57.	Global Energy Pioneer B.V.	NETHERLANDS
58.	Mira Power Limited	PAKISTAN
59.	KOSEP Material Co., Ltd.	KOREA
60.	Commerce and Industry Energy Co., Ltd.	KOREA
61.	KEPCO KPS Philippines Corp.	PHILIPPINES
62.	KOSPO Chile SpA	CHILE
63.	PT. KOWEPO Sumsel Operation And Maintenance Services	INDONESIA
64.	Hee mang sunlight Power Co., Ltd.	KOREA
65.	Fujeij Wind Power Company	JORDAN
66.	KOSPO Youngnam Power Co., Ltd.	KOREA
67.	VI Carbon Professional Private Special Asset Investment Trust 1	KOREA
68.	Chitose Solar Power Plant LLC	JAPAN
69.	KEPCO Energy Solution Co., Ltd.	KOREA
70.	KEPCO Solar Co., Ltd. (formerly, Solar School Plant Co., Ltd.)	KOREA
71.	KOSPO Power Services Ltda.	CHILE
72.	Energy New Industry Specialized Investment Private Investment Trust	KOREA
73.	KOEN Bylong Pty., Ltd.	AUSTRALIA
74.	KOMIPO Bylong Pty., Ltd.	AUSTRALIA
75.	KOWEPO Bylong Pty., Ltd.	AUSTRALIA
76.	KOSPO Bylong Pty., Ltd.	AUSTRALIA
77.	EWP Bylong Pty., Ltd.	AUSTRALIA
78.	KOWEPO Lao International	LAOS
79.	KEPCO US Inc.	USA
80.	KEPCO Alamosa LLC	USA
81.	KEPCO Solar of Alamosa, LLC	USA
82.	KEPCO Mangilao Holdings LLC (formerly, KEPCO-LG CNS Mangilao Holdings LLC)	USA
83.	Mangilao Investment LLC	USA
84.	KEPCO Mangilao Solar, LLC (formerly, KEPCO-LG CNS Mangilao Solar, LLC)	USA
85.	Jeju Hanlim Offshore Wind Co., Ltd.	KOREA
86.	PT. Siborpa Eco Power	INDONESIA
87.	BSK E-New Industry Fund VII	KOREA
88.	e-New Industry LB Fund 1	KOREA
89.	Songhyun e-New Industry Fund	KOREA
90.	BSK E-New Industry Fund X	KOREA
91.	PT. Korea Energy Indonesia	INDONESIA
92.	KOLAT SpA	CHILE
93.	KEPCO California, LLC	USA
94.	KEPCO Mojave Holdings, LLC	USA
95.	Incheon Fuel Cell Co., Ltd.	KOREA
96.	KOEN Service Co., Ltd.	KOREA
97.	KOMIPO Service Co., Ltd.	KOREA
98.	KOWEPO Service Co., Ltd.	KOREA
99.	KOSPO Service Co., Ltd.	KOREA

	Consolidated subsidiaries	Jurisdiction of Incorporation
100.	EWP Service Co., Ltd.	KOREA
101.	PT. KOMIPO Energy Indonesia	INDONESIA
102.	KNF Partners Co., Ltd.	KOREA
103.	KOSPO USA Inc.	USA
104.	Nambu USA LLC	USA
105.	Tamra Offshore Wind Power Co., Ltd.	KOREA
106.	KEPCO MCS Co., Ltd.	KOREA
107.	KEPCO FMS Co., Ltd.	KOREA
108.	Firstkeepers Co., Ltd.	KOREA
109.	Secutec Co., Ltd.	KOREA
110.	SE Green Energy Co., Ltd.	KOREA
111.	KEPCO Mangilao America LLC	USA
112.	Mangilao Intermediate Holdings LLC	USA
113.	KEPCO CSC Co., Ltd.	KOREA
114.	KOAK Power Limited	PAKISTAN
115.	KOMIPO Europe B.V.	NETHERLANDS
116.	Haenanum Energy Fund	KOREA
117.	Paju Ecoenergy Co., Ltd.	KOREA
118.	Guam Ukudu Power LLC	USA
119.	TS Energy No. 25 Co., Ltd.	KOREA
120.	KPS Partners Co., Ltd.	KOREA
121.	KEPCO E&C Service Co., Ltd.	KOREA
122.	Moha Solar Co., Ltd.	KOREA
123.	Ogiri Solar Power Co., Ltd.	KOREA
124.	KHNP USA LLC	USA
125.	KOMIPO Vanphong Power Service LLC	VIETNAM
126.	Energy Innovation Fund I	KOREA

All of the foregoing entities do business under their respective names set forth above.